UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2026
Basin Electric Power Cooperative
(Exact name of registrant as specified in its charter)

North Dakota (State or other jurisdiction of incorporation)	333-295074 (Commission File Number)	45-0277395 (I.R.S. Employer Identification No.)
1717 East Interstate Avenue Bismarck, North Dakota (Address of principal executive offices)		58503 (Zip Code)

Registrant’s telephone number, including area code: (701) 223-0441
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: NONE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2026 Short-Term Incentive Plan

On July 15, 2026, the Board of Directors (the “Board”) of Basin Electric Power Cooperative (“Basin Electric”) adopted a short-term incentive plan (the “2026 STI Plan”) to provide the annual cash incentive element of Basin Electric’s total direct compensation program for each of its named executive officers ("NEOs") for the 2026 fiscal year. The 2026 STI Plan advances Basin Electric’s commitment to performance-based compensation by providing participants an opportunity to earn annual cash awards upon achievement of pre-established performance goals for the 2026 performance year. The Board set the annual cash incentive target under the 2026 STI Plan for each of the NEOs at 20% of the participant’s base salary as of March 31, 2026. Accordingly, Mr. Brickhouse’s target opportunity is calculated on his base salary in effect on that date and is not affected by the base salary adjustment described below under “Adjustment to Base Salary of CEO.”

Awards under the 2026 STI Plan may be earned based on the achievement of three Basin Electric performance goals for the 2026 performance year: Safety, Reliability, and Affordability. Each goal will be assessed independently and weighted equally. For a participant with a target opportunity of 20% of base salary, each goal achieved earns one-third of the target opportunity, or 6.67% of base salary. The target opportunity is the maximum award payable under the 2026 STI Plan, and no award is payable above target.

•The Safety goal will be measured by a composite score of 85 or greater out of 100.
•The Reliability goal will be measured against mechanical availability targets.
•The Affordability goal will be measured against a net cost per member megawatt-hour target and a consolidated net margin target for the performance year.

Award payout levels for participants at the 20% target will be determined according to the following schedule:

Performance Goals Achieved	Payout (% of base salary)
One of three goals achieved	6.67%
Two of three goals achieved	13.33%
Three of three goals achieved	20.00%

In addition to serving as one of the three performance goals, Affordability will also operate as a condition to funding of awards under the 2026 STI Plan. The Affordability threshold will be achieved only if both of the following are satisfied for the performance year: net cost per member megawatt-hour at or below the target, and consolidated net margin at or above the target. If the Affordability threshold is achieved, 100% of the award otherwise earned is payable. If the Affordability threshold is not achieved, 50% of the award otherwise earned is payable.

Awards under the 2026 STI Plan are payable in cash following the close of the 2026 performance year, calculated on the participant's base salary as of March 31, 2026. A participant must remain continuously employed by Basin Electric through the award payment date to be entitled to receive an award, except as the Board may otherwise determine. The Board has reserved the right to modify the performance goals, targets, and other terms of the 2026 STI Plan in its discretion.

The foregoing summary of the 2026 STI Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2026 STI Plan, which Basin Electric expects to file as an exhibit to a subsequent periodic report.

Adjustment to Base Salary of CEO

On July 16, 2026, Basin Electric entered into an amended employment agreement with Todd Brickhouse, Basin Electric's Chief Executive Officer and General Manager, pursuant to which his annual base salary was reduced to $1,750,000, effective July 25, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIN ELECTRIC POWER COOPERATIVE

Date:	July 20, 2026	By:	/s/ Christopher A. Johnson
Christopher A. Johnson
Senior Vice President and Chief Financial Officer